CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION
				       OF
			     BAP ACQUISITION CORP.
	PURSUANT TO THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

       BAP ACQUISITION CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

	FIRST: The name of the Corporation is BAP ACQUISITION CORP.

	SECOND: The Certificate of Incorporation of the Corporation was filed with the Department of State on August 24, 1994.

	THIRD: That the amendment to the Corporation's Certificate of Incorporation set forth in the following resolution was duly adopted by the unanimous written consent of the Corporation's Board of Directors on the 1st day of November, 1995:

	RESOLVED, that Article Fourth of the Certificate of Incorporation of the Corporation, relating to the total authorized capital stock of the Corporation, be amended to read as follows:

	FOURTH: The amount of the total authorized capital stock of this corporation is divided into 20,000,000 shares of stock at $.001 par value. All such shares are of one class and are shares of common stock. The 11,553,100 issued shares of common stock of the corporation each with a $.001 par value which are outstanding on the effective date of this amendment are hereby changed into 1,155,310 issued shares of common stock of the corporation each with a $.001 par value with the terms of the change being at the rate of 1 issued share of common stock with a $.001 par value for 10 issued shares of common stock each with a $.001 par value.

	FOURTH: That the foregoing amendment of the Certificate of Incorporation of the Corporation was duly adopted and approved by stockholders holding more than fifty percent (50%) of the outstanding stock of the Corporation at a special meeting of Stockholders held on November 17, 1995 pursuant to notice duly given.

	 FIFTH: That the foregoing amendment of the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of Title 8 of the Delaware Code of 1953.

	 IN WITNESS WHEREOF, BAP Acquisitions Corp. has caused this Certificate to be signed and attested by its duly authorized Officers, this 20th day of November 1995.

BAP Acquisition Corp.


BY: /s/ Ronald Conquest                 BY: /s/John H. Berry
    --------------------------              ------------------------
    Ronald Conquest, President              John H. Berry, Secretary